Sprinklr Announces Fourth Quarter and Full Year Fiscal 2025 Results
•Q4 Total Revenue of $202.5 million, up 4% year-over-year
•Q4 Subscription Revenue of $182.1 million, up 3% year-over-year
•Q4 net cash provided by operating activities of $5.4 million and free cash flow* of $1.5 million in Q4
•RPO and cRPO up 2% and 4% year-over-year, respectively
•149 $1 million customers, up 18% year-over-year
•Recognized a Q4 non-cash, income tax benefit of $87.1 million related to release of valuation allowance

NEW YORK, New York--March 12, 2025--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its fourth quarter and fiscal year ended January 31, 2025.
“We are encouraged by our Q4 results driven by several large customer deals across both Core and Sprinklr Service,” said Rory Read, Sprinklr President and CEO. Read continued, “The transformation of Sprinklr is well underway, with swift actions taken to optimize our expense base, re-define our GTM coverage model, strengthen our product innovation roadmaps, and rebalance our investments and resources to better serve our customers and partners. FY 26 will be a transition year for Sprinklr as we execute our strategy that we believe will position the company to drive durable, efficient growth as we march towards the Rule of 40.”

Fourth Quarter Fiscal 2025 Financial Highlights
•Revenue: Total revenue for the fourth quarter was $202.5 million, up from $194.2 million one year ago, an increase of 4% year-over-year. Subscription revenue for the fourth quarter was $182.1 million, up from $177.0 million one year ago, an increase of 3% year-over-year.
•Operating Income and Margin*: Fourth quarter GAAP operating income was $10.5 million, compared to operating income of $18.5 million one year ago. Non-GAAP operating income for the fourth quarter was $25.9 million, compared to non-GAAP operating income of $32.4 million one year ago. For the fourth quarter, GAAP operating margin was 5% and non-GAAP operating margin was 13% compared to GAAP operating margin of 10% and non-GAAP operating margin of 17% in the fourth quarter of fiscal year 2024.
•Net Income Per Share*: Fourth quarter GAAP net income per share, diluted was $0.37, compared to GAAP net income per share, diluted of $0.07 in the fourth quarter of fiscal year 2024. Non-GAAP net income per share, diluted for the fourth quarter was $0.10, compared to non-GAAP net income per share, diluted of $0.12 in the fourth quarter of fiscal year 2024.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of January 31, 2025 was $483.5 million.

Full Year Fiscal 2025 Financial Highlights
•Revenue: Total revenue for fiscal year 2025 was $796.4 million, up from $732.4 million one year ago, an increase of 9% year-over-year. Subscription revenue for fiscal year 2025 was $717.9 million, up from $668.5 million one year ago, an increase of 7% year-over-year.
•Operating Income and Margin*: Fiscal year 2025 operating income was $24.0 million, compared to an operating income of $33.9 million one year ago. Non-GAAP operating income for fiscal year 2025 was $84.8 million, compared to non-GAAP operating income of $92.0 million one year ago. For fiscal year 2025, GAAP operating margin was 3% and non-GAAP operating margin was 11% compared to GAAP operating margin of 5% and non-GAAP operating margin of 13% in fiscal year 2024.
•Net Income Per Share*: Fiscal year 2025 GAAP net income per share, diluted was $0.44, compared to GAAP net income per share, diluted of $0.18 in fiscal year 2024. Non-GAAP net income per share, diluted for fiscal year 2025 was $0.35, compared to non-GAAP net income per share, diluted of $0.38 in fiscal year 2024.

* Free cash flow, non-GAAP operating income, non-GAAP operating margin and non-GAAP net income per share are non-GAAP financial measures defined under “Non-GAAP Financial Measures,” and are reconciled to net cash provided by operating activities, operating income, net income or net income per share, as applicable, the closest comparable GAAP measure, at the end of this release.

Financial Outlook
Sprinklr is providing the following guidance for the first fiscal quarter ending April 30, 2025:
•Subscription revenue between $182 million and $183 million.
•Total revenue between $201.5 million and $202.5 million.
•Non-GAAP operating income between $31.5 million and $32.5 million.
•Non-GAAP net income per share of approximately $0.10, assuming 269 million diluted weighted-average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2026:
•Subscription revenue between $741 million and $743 million.
•Total revenue between $821.5 million and $823.5 million.
•Non-GAAP operating income between $129 million and $131 million.
•Non-GAAP net income per share between $0.38 and $0.39, assuming 277 million diluted weighted-average shares outstanding.

Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. GAAP, we believe that the following non-GAAP financial measures associated with our consolidated statements of operations are useful in evaluating our operating performance:
•Non-GAAP gross profit and non-GAAP gross margin;
•Non-GAAP operating income and non-GAAP operating margin; and
•Non-GAAP net income and non-GAAP net income per share.
We define these non-GAAP financial measures as the respective U.S. GAAP measures, excluding, as applicable, stock-based compensation expense and related charges, amortization of acquired intangible assets and release of U.S. federal and state valuation allowances, as well as other one-time charges and benefits, such as restructuring charges, costs associated with acquisitions, litigations and facility exit costs. We believe that it is useful to exclude these items in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods
In addition, we believe that free cash flow is also a useful non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. We expect our free cash flow to fluctuate in future periods with changes in our operating expenses and as we continue to invest in our growth. We typically experience higher billings in the fourth quarter compared to other quarters and experience higher collections of accounts receivable in the first half of the year, which results in a decrease in accounts receivable in the first half of the year.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by U.S. GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with U.S. GAAP.
Sprinklr has not reconciled its financial outlook expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their respective most directly comparable U.S. GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with U.S. GAAP.

Conference Call Information
Sprinklr will host a conference call today, March 12, 2025, to discuss fourth quarter and full year fiscal 2025 financial results, as well as the first quarter and full year fiscal 2026 outlook, at 8:30 a.m. Eastern Time, 5:30 a.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13751827. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr, Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr’s unified customer experience management (Unified-CXM) platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,900 valuable enterprises — global brands like Microsoft, P&G, Samsung and 60% of the Fortune 100. Sprinklr is redefining the world's ability to make every customer experience extraordinary.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and full year fiscal 2026 and the impact of, and our ability to execute, our corporate strategies and business initiatives. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; unstable market and economic conditions, including as a result of fluctuations in inflation and interest rates, bank closures or instability, public health crises and geopolitical actions, such as war and terrorism or the perception that such hostilities may be imminent; and our ability to successfully defend litigation brought against us. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2024, filed with the SEC on December 4, 2024, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC, including our Annual Report on Form 10-K for the year ended January 31, 2025. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics
RPO. RPO, or remaining performance obligations, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in future periods.
cRPO. cRPO, or current RPO, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in the next 12 months.
Investor Relations:
ir@sprinklr.com
Media & Press:
pr@sprinklr.com

Sprinklr, Inc.
Consolidated Balance Sheets
(in thousands)

	January 31, 2025	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$145,270	$164,024
Marketable securities	338,189	498,531
Accounts receivable, net of allowance of $8.1 million and $5.3 million, respectively	285,656	267,731
Prepaid expenses and other current assets	84,982	70,690
Total current assets	854,097	1,000,976
Property and equipment, net	31,591	32,176
Goodwill and other intangible assets	49,957	50,145
Operating lease right-of-use assets	44,626	31,058
Other non-current assets	203,928	108,755
Total assets	$1,184,199	$1,223,110

Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$27,353	$34,691
Accrued expenses and other current liabilities	79,285	93,187
Operating lease liabilities, current	7,462	5,730
Deferred revenue	403,483	374,552
Total current liabilities	517,583	508,160
Deferred revenue, non-current	6,276	506
Deferred tax liability, non-current	35	1,474
Operating lease liabilities, non-current	41,243	27,562
Other liabilities, non-current	6,999	5,704
Total liabilities	572,136	543,406
Commitments and contingencies
Stockholders’ equity
Class A common stock	4	4
Class B common Stock	4	4
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	1,268,920	1,182,150
Accumulated other comprehensive loss	(6,969)	(3,836)
Accumulated deficit	(626,065)	(474,787)
Total stockholders’ equity	612,063	679,704
Total liabilities and stockholders’ equity	$1,184,199	$1,223,110

Sprinklr, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	(unaudited)
	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Revenue:
Subscription	$182,067	$176,960	$717,923	$668,541
Professional services	20,472	17,247	78,471	63,819
Total revenue	202,539	194,207	796,394	732,360
Costs of revenue:
Costs of subscription (1)	38,131	30,896	140,730	116,032
Costs of professional services (1)	20,685	16,653	81,348	63,369
Total costs of revenue	58,816	47,549	222,078	179,401
Gross profit	143,723	146,658	574,316	552,959
Operating expenses:
Research and development (1)	22,558	23,062	91,999	91,292
Sales and marketing (1)	76,101	77,083	321,658	321,849
General and administrative (1)	34,605	28,053	136,689	105,873
Total operating expenses	133,264	128,198	550,346	519,014
Operating income	10,459	18,460	23,970	33,945
Other income, net	4,913	8,253	24,322	26,577
Income before provision for income taxes	15,372	26,713	48,292	60,522
(Benefit) provision for income taxes	(83,307)	5,570	(73,317)	9,119
Net income	$98,679	$21,143	$121,609	$51,403
Net income per share, basic	$0.39	$0.08	$0.47	$0.19
Weighted average shares used in computing net income per share, basic	254,911	274,062	260,241	269,974
Net income per share, diluted	$0.37	$0.07	$0.44	$0.18
Weighted average shares used in computing net income per share, diluted	266,910	288,517	274,773	287,093
(1) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2025	2024	2025	2024
Costs of subscription	$378	$272	$1,323	$1,130
Costs of professional services	306	311	1,387	1,450
Research and development	3,100	2,474	11,404	11,566
Sales and marketing	4,834	6,079	21,331	24,477
General and administrative	6,722	4,516	24,072	17,134
Stock-based compensation expense, net of amounts capitalized	$15,340	$13,652	$59,517	$55,757

Sprinklr, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year ended January 31,
	2025	2024
Cash flow from operating activities:
Net income	$121,609	$51,403
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	18,679	15,466
Provision for credit losses	11,560	5,906
Stock-based compensation expense, net of amounts capitalized	59,517	55,757
Non-cash lease expense	8,188	8,352
Deferred income taxes	(88,069)	(2,668)
Net amortization/accretion on marketable securities	(12,544)	(17,009)
Other non-cash items, net	207	107
Changes in operating assets and liabilities:
Accounts receivable	(30,010)	(68,709)
Prepaid expenses and other current assets	(15,503)	8,675
Other non-current assets	(9,560)	(25,577)
Accounts payable	(7,048)	3,325
Operating lease liabilities	(5,570)	(8,019)
Accrued expenses and other current liabilities	(12,487)	(6,515)
Litigation settlement	—	—
Deferred revenue	37,473	49,813
Other liabilities	1,148	1,158
Net cash provided by operating activities	77,590	71,465
Cash flow from investing activities:
Purchases of marketable securities	(396,154)	(604,648)
Proceeds from sales and maturities of marketable securities	568,713	514,403
Purchases of property and equipment	(5,802)	(8,548)
Capitalized internal-use software	(12,631)	(11,777)
Net cash provided by (used in) investing activities	154,126	(110,570)
Cash flow from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	19,908	43,333
Proceeds from issuance of common stock upon ESPP purchase	5,807	7,437
Payments for repurchase of Class A common shares	(273,873)	(26,684)
Net cash (used in) provided by financing activities	(248,158)	24,086
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	(2,454)	(939)
Net change in cash, cash equivalents, and restricted cash	(18,896)	(15,958)
Cash, cash equivalents and restricted cash at beginning of period	172,429	188,387
Cash, cash equivalents and restricted cash at end of period	$153,533	$172,429

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Non-GAAP gross profit:
GAAP gross profit	$143,723	$146,658	$574,316	$552,959
Stock-based compensation expense-related charges (1)	686	590	2,750	2,625
Non-GAAP gross profit	$144,409	$147,248	$577,066	$555,584
Gross margin	71%	76%	72%	76%
Non-GAAP gross margin	71%	76%	72%	76%

Non-GAAP operating income:
GAAP operating income	$10,459	$18,460	$23,970	$33,945
Stock-based compensation expense-related charges (2)	15,420	13,859	60,663	57,902
Amortization of acquired intangible assets	—	50	118	200
Non-GAAP operating income	$25,879	$32,368	$84,751	$92,046
Operating margin	5%	10%	3%	5%
Non-GAAP operating margin	13%	17%	11%	13%

Free cash flow:
Net cash provided by operating activities	$5,365	$17,303	$77,590	$71,465
Purchase of property and equipment	(802)	(2,054)	(5,802)	(8,548)
Capitalized internal-use software	(3,022)	(2,986)	(12,631)	(11,777)
Free cash flow	$1,541	$12,263	$59,157	$51,140
(1) Employer payroll tax related to stock-based compensation for the periods ended January 31, 2025, and 2024 was immaterial as to the impact to gross profit.
(2) Includes $0.1 million and $0.2 million of employer payroll tax related to stock-based compensation expense for the three months ended January 31, 2025, and 2024, respectively, and $1.1 million and $2.1 million of employer payroll tax related to stock-based compensation expense for the years ended January 31, 2025, and 2024, respectively.

	Three Months Ended January 31,
	2025			2024
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP Net Income reconciliation to Net Income
Net income	$98,679	$0.39	$0.37	$21,143	$0.08	$0.07
Add:
Stock-based compensation expense-related charges	15,420	0.06	0.06	13,859	0.05	0.05
Amortization of acquired intangible assets	—	0.00	0.00	50	0.00	0.00
Release of U.S. federal and state valuation allowances	(87,058)	(0.34)	(0.33)	—	0.00	0.00
Total additions, net	(71,638)	(0.28)	(0.27)	13,909	0.05	0.05
Non-GAAP Net Income	$27,041	$0.11	$0.10	$35,052	$0.13	$0.12
Weighted-average shares outstanding		254,911	266,910		274,062	288,517

	Year Ended January 31,
	2025			2024
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP Net Income reconciliation to Net Income
Net income	$121,609	$0.47	$0.44	$51,403	$0.19	$0.18
Add:
Stock-based compensation expense-related charges	60,663	0.23	0.22	57,902	0.22	0.20
Amortization of acquired intangible assets	118	0.00	0.00	200	0.00	0.00
Release of U.S. federal and state valuation allowances	(87,058)	(0.33)	(0.31)	—	0.00	0.00
Total additions, net	(26,277)	(0.10)	(0.09)	58,102	0.22	0.20
Non-GAAP Net Income	$95,332	$0.37	$0.35	$109,505	$0.41	$0.38
Weighted-average shares outstanding		260,241	274,773		269,974	287,093